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                                                                     EXHIBIT 4.2

                                                                  CONFORMED COPY





                  STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT



                                     BETWEEN



                              EXPRESS SCRIPTS, INC.

                                       AND

                         NEW YORK LIFE INSURANCE COMPANY



                           DATED AS OF OCTOBER 6, 2000
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                                TABLE OF CONTENTS

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RECITALS ............................................................................................1

ARTICLE  I DEFINITIONS...............................................................................2

         SECTION 1.1.   Certain Defined Terms........................................................2

         SECTION 1.2.   Other Definitional Provisions................................................6

ARTICLE  II CORPORATE GOVERNANCE OF THE COMPANY......................................................6

         SECTION 2.1.   Board Representation.........................................................6

         SECTION 2.2.   Parent Group Covenants.......................................................6

         SECTION 2.3.   Conversion of Class B Common Stock...........................................7

ARTICLE  III REGISTRATION RIGHTS.....................................................................8

         SECTION 3.1.   Registration on Request......................................................8

         SECTION 3.2.   Incidental Registrations....................................................11

ARTICLE  IV REGISTRATION PROCEDURES.................................................................12

         SECTION 4.1.   Registration Procedures.....................................................12

         SECTION 4.2.   Information Supplied........................................................14

         SECTION 4.3.   Restrictions on Disposition.................................................14

         SECTION 4.4.   Indemnification.............................................................15

         SECTION 4.5.   Holdback Agreement..........................................................18

ARTICLE  V MISCELLANEOUS............................................................................18

         SECTION 5.1.   Termination.................................................................18

         SECTION 5.2.   Amendments and Waivers......................................................18

         SECTION 5.3.   Successors, Assigns and Third Party Beneficiaries; No Assignment............18

         SECTION 5.4.   Notices.....................................................................18
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         SECTION 5.5.   Further Assurances..........................................................19

         SECTION 5.6.   Entire Agreement............................................................19

         SECTION 5.7.   Delays or Omissions.........................................................19

         SECTION 5.8.   Governing Law; Jurisdiction; Waiver of Jury Trial...........................20

         SECTION 5.9.   Severability................................................................20

         SECTION 5.10.   Effective Date.............................................................20

         SECTION 5.11.   Enforcement................................................................20

         SECTION 5.12.   Titles and Subtitles.......................................................20

         SECTION 5.13.   Counterparts; Facsimile Signatures.........................................20
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                                      -ii-
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                  STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT

             THIS STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of October 6, 2000, between Express Scripts, Inc., a Delaware corporation (the "Company"), and New York Life Insurance Company, a New York mutual insurance company ("Parent").

                                    RECITALS

             NYLife Healthcare Management, Inc., a Delaware corporation (the "Stockholder"), is an indirect, wholly-owned Subsidiary (as defined below) of Parent.

             The Stockholder is the holder of record of 15,020,000 shares of the Company's Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), which are convertible at the option of the holder into an equal number of shares of the Company's Class A Common Stock, par value $0.01 per share ("Class A Common Stock").

             The Company, at the request of Parent, intends to prepare and file with the SEC (as defined below) a registration statement relating to the public offering (the "Stock Offering") of up to 6,900,000 shares of Class A Common Stock, to be acquired by the Stockholder through the conversion of a like number of shares of the Class B Common Stock immediately prior to the Closing (as defined below).

             Parent intends to prepare and file, or cause to be prepared and filed, with the SEC a registration statement relating to the public offering (the "Trust Offering") by the Express Scripts Automatic Exchange Security Trust (the "Trust") of securities which may be exchanged by the Trust for, among other things, cash or up to 3,450,000 shares of Class A Common Stock (the "Trust Stock").

             Immediately following the Closing, the Stockholder (or another member of the Parent Group (as defined below)), in addition to the Trust Stock, will continue to own shares of Class A Common Stock issued upon the conversion or exchange of shares of Class B Common Stock (such additional shares issued upon such conversion or exchange, excluding the Trust Stock, being herein referred to as the "Retained Stock").

             The parties hereto desire to enter into certain arrangements relating to the Company, to be effective as of the Closing.

             Accordingly, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:
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                                                                               2
                                    ARTICLE I

                                   DEFINITIONS

             SECTION 1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

             "Adverse Effect" has the meaning ascribed to such term in Section 3.1(g).

             "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person; provided, however that for purposes of this Agreement, the Company and its Subsidiaries on the one hand and Parent and its Affiliates (other than the Company and its Subsidiaries) on the other hand shall not be deemed to be "Affiliates" of one another.

             "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of either Common Stock or Preferred Stock or other voting securities of the Company shall be calculated in accordance with the provisions of such Rule.

             "Board" means the Board of Directors of the Company.

             "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

             "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person and, with respect to the Company, includes any and all shares of Common Stock and Preferred Stock.

             "Claims" has the meaning assigned to such term in Section 4.4(a).

             "Class A Common Stock" has the meaning assigned to such term in the recitals.

             "Class B Common Stock" has the meaning assigned to such term in the recitals.

             "Closing" means either the closing of the Stock Offering or the Trust Offering.

             "Closing Date" means the date on which the Closing occurs.

             "Common Stock" means the Class A Common Stock and the Class B Common Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

             "Company Offering" has the meaning assigned to such term in Section 3.1(h).

             "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

             "Director" means any member of the Board.

             "Equity Securities" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

             "GAAP" means generally accepted accounting principles, as in effect in the United States of America from time to time.

             "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

             "Incur" or "Incurrence" means to incur, create, assume, guarantee or otherwise become directly or indirectly liable with respect to.

             "Indemnified Parties" has the meaning assigned to such term in
Section 4.4(a).

             "Investment Subsidiaries" means (i) Subsidiaries of Parent engaged in the ownership and/or management of assets (a) held by Parent in a fiduciary or custodial capacity or (b) of third parties and (ii) Parent, but only with respect to, and to the extent it, alone or together with sub-advisors, manages assets of third parties.

             "Law" means any statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

             "NASD" means the National Association of Securities Dealers, Inc.

             "NASDAQ" means The Nasdaq Stock Market.

             "Parent Group" means Parent and each of its Subsidiaries (including the Stockholder but excluding the Investment Subsidiaries and the Company); if at any time any Person (including the Stockholder) ceases to be a Subsidiary of Parent, it shall simultaneously cease to be (i) a member of the Parent Group for purposes of this Agreement and (ii) entitled to the benefits conferred upon members of the Parent Group hereunder.

             "Parent Representatives" has the meaning assigned to such term in
Section 2.1(a).
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                                                                               4

             "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

             "Preferred Stock" means the Company's preferred stock, par value $0.01 per share.

             "Registrable Securities" means the Retained Stock and (i) any additional Capital Stock of the Company issued in substitution therefor, or in respect thereof, pursuant to any stock split, dividend, spin-off, combination, or any reclassification by the Company and (ii) any Capital Stock issued in substitution therefor, or in respect thereof, in connection with any recapitalization, merger, consolidation, exchange or other similar reorganization or business combination; provided that, with respect to the Capital Stock referred to in clause (ii), Parent or a member of the Parent Group is otherwise unable to sell such Capital Stock on a U.S. national securities exchange or over-the-counter market in a manner similar to that which would be permitted under Rule 144 of the Securities Act if paragraphs (c), (e), (f) and
(h) of such rule did not apply. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (a) such securities cease to be held by a member of the Parent Group, (b) a registration statement with respect to the sale by any member of the Parent Group of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (c) such securities shall have been distributed to the public pursuant to Rule 144 or (d) such securities shall have ceased to be outstanding.

             "Registration Expenses" means the following expenses incident to performance of or compliance with Articles III and IV: (i) all SEC and any securities exchange, NASD or NASDAQ registration and filing fees; (ii) all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) all fees and expenses incurred in connection with any required listing of the Registrable Securities on any securities exchange or NASDAQ; (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits, "cold comfort" letters and/or legal opinions of Company counsel required by or incident to such performance and compliance; (vi) any reasonable fees and disbursements of special experts retained in connection with the requested registration, but excluding the fees and disbursements of any counsel for any member of the Parent Group or the Investment Subsidiaries, underwriting discounts and commissions and transfer taxes, if any; and (vii) all expenses reasonably incurred in connection with road shows.

             "Retained Stock" has the meaning assigned to such term in the recitals, plus (from and after the date of the termination of the Trust) the shares of Trust Stock in excess of the number of shares of Trust Stock necessary to settle the Parent Group's delivery obligations pursuant to the purchase agreement entered into in connection with the Trust Offering (whether or not the Trust Stock is used to settle such obligations); provided that any such excess shares of Trust Stock are released from the collateral arrangements entered into by Parent or any other member of the Parent Group in connection with the Trust Offering. References herein to
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                                                                               5

numbers of shares of Retained Stock shall be appropriately adjusted to give effect to any stock split, reverse stock split, stock dividend or similar recapitalization event, and any merger, consolidation, exchange or other similar reorganization or business combination involving the Company, occurring after the Closing.

             "Rule 144" means Rule 144 (or any successor provision) under the Securities Act.

             "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

             "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

             "Shelf Registration" has the meaning assigned to such term in
Section 3.1(b).

             "Stock Offering" has the meaning assigned to such term in the recitals.

             "Stockholder" has the meaning assigned to such term in the recitals.

             "Subsidiary" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

             "Transaction Delay Notice" has the meaning assigned to such term in
Section 3.1(h).

             "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person.

             "Trust" has the meaning assigned to such term in the recitals.

             "Trust Offering" has the meaning assigned to such term in the recitals.

             "Trust Stock" has the meaning assigned to such term in the recitals.

             "Underwritten Registration" has the meaning assigned to such term in Section 3.1(b).

             "Voting Securities" means, at any time, shares of any class of Equity Securities that are then entitled to vote generally in the election of Directors.
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                                                                               6

             SECTION 1.2. Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

             (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                      CORPORATE GOVERNANCE OF THE COMPANY

             SECTION 2.1. Board Representation. (a) Parent shall be entitled to designate two people (the "Parent Representatives") for election to the Board, and the Company agrees, to the extent permitted by Law, to take such action as may be required under applicable Law (i) so that, effective as of the Closing, the Board shall include the Parent Representatives, (ii) to include the Parent Representatives in any slate of nominees for Directors recommended by the Board for election by the stockholders of the Company and (iii) to use the same efforts to cause the election of the Parent Representatives to the Board as the Company uses with respect to the Company's other nominees for Directors, including nominating such individuals to be elected as Directors; provided that such Parent Representatives must be either (A) senior executive officers of Parent at the time of their designation hereunder or (B) other people reasonably satisfactory to the Company at the time of their designation hereunder; and provided further that if all of the members of the Parent Group, in the aggregate, own at least 1.5 million shares of Retained Stock and such ownership interest represents less than 5% of the total voting power of the Company's outstanding Voting Securities, the number of Parent Representatives shall be reduced to one, and if all of the members of the Parent Group, in the aggregate, own less than 1.5 million shares of Retained Stock the number of Parent Representatives shall be reduced to zero. Parent shall cause each of its designees to the Board, other than the initial Parent Representatives, to resign from the Board effective as of the Closing.

             (b) In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Parent Representative, the Company shall use its best efforts to cause the remaining Directors to cause the vacancy created thereby to be filled by a new designee of Parent in accordance with the terms of Section 2.1, and the Company hereby agrees to take, or cause to be taken, at any time and from time to time, all actions necessary to accomplish the same. The Company shall not take any action to cause the removal of a Parent Representative, by stockholders of the Company, without cause, or otherwise.

             (c) As long as Parent is entitled to two Parent Representatives pursuant to the terms of Section 2.1(a), each standing committee of the Board (other than the audit committee) shall include one of the Parent
Representatives.

             SECTION 2.2. Parent Group Covenants. (a) To the extent that approval of the stockholders of the Company is required by Law or by its certificate of incorporation or by-laws,

Parent shall and shall cause each other member of the Parent Group to (i) vote any shares of Voting Securities held by it (including the Retained Stock and Trust Stock) in favor of the slate of nominees for Directors recommended by the Board for election by the stockholders of the Company; provided that, so long as Parent is entitled to Parent Representative(s) pursuant to the terms of Section 2.1(a), such slate includes the Parent Representative(s) to which Parent is entitled; (ii) vote any shares of Voting Securities held by it (including the Retained Stock and Trust Stock) to approve the Express Scripts, Inc. 2000 Long-Term Incentive Plan, as approved by the Board, when submitted for the approval of the stockholders of the Company; and (iii) except as provided in the preceding clause (ii), vote any shares of Trust Stock held by it, at any regular or special meeting of the stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, in the same proportion and to the same effect as the votes cast by other stockholders of the Company.

             (b) For the avoidance of doubt, except as set forth in Section 2.2(a), and except as would conflict with the provisions of this Agreement, the applicable members of the Parent Group shall be entitled to vote the Retained Stock in their sole discretion.

             (c) To effectuate the provisions of Sections 2.2(a) and (b), the Secretary of the Company, or if there be no Secretary, such other officer of the Company as the Board may appoint to fulfill the duties of Secretary, shall not record any vote or consent contrary to the terms of Section 2.2(a) or (b).

             (d) During the 90 day period following the Closing Date, subject to the exceptions provided in the underwriting agreement relating to the Stock Offering but regardless of any waiver thereunder, Parent agrees not to, and agrees to cause each other member of the Parent Group not to, effect any Transfer of, or grant any rights to, any Person (other than a member of the Parent Group) relating to any Equity Securities held by any member of the Parent Group (including any sale pursuant to Rule 144 under the Securities Act) other than as contemplated by the Trust Offering and the Stock Offering.

             SECTION 2.3. Conversion of Class B Common Stock. This Agreement shall constitute Parent's irrevocable direction to the Company (for itself and on behalf of the Stockholder and any other member of the Parent Group and the Investment Subsidiaries), effective at the time of the Closing, to convert each issued and outstanding share of Class B Common Stock not theretofore converted into Class A Common Stock into one fully paid and nonassessable share of Class A Common Stock. If neither Closing occurs, this direction shall be null and void. Upon such conversion, Class B Common Stock certificates shall represent only the right to receive, upon surrender thereof, a certificate representing an identical number of shares of Class A Common Stock and Parent shall surrender all such Class B Common Stock certificates in exchange for certificates representing the shares of Class A Common Stock issued upon such conversion.

                                  ARTICLE III

                              REGISTRATION RIGHTS

             SECTION 3.1.  Registration on Request.

             (a) Request. Subject to the further provisions of this Agreement, so long as all of the members of the Parent Group, in the aggregate, hold in excess of 1.5 million shares of Retained Stock, Parent may request in writing that the Company effect the registration under the Securities Act of all or part of the Registrable Securities. Any such request will specify (i) the number of Registrable Securities proposed to be sold and (ii) subject to the other provisions of this Section 3.1, the intended method of disposition thereof. Subject to the other provisions of this Section 3.1, the Company shall use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register by Parent.

             (b) Limits on Registration Requests. Notwithstanding Section 3.1(a), (i) in no event shall the Company be required to effect more than three registrations pursuant to Section 3.1(a), one of which may be requested to be effected as a shelf registration pursuant to Rule 415 under the Securities Act (such registration request, a "Shelf Registration") and two of which may be requested to be effected as firm commitment underwritten offerings under and in accordance with the provisions of the Securities Act (each such registration request, an "Underwritten Registration"), and (ii) the Company shall not be obligated to file a registration statement relating to any registration request under Section 3.1(a) (A) within a period of 90 days after the effective date of any other registration statement of the Company (other than a registration statement on Form S-8 or any successor or other form hereafter promulgated for similar purposes), except to the extent that the deferral would result in a filing date that is more than 120 days after Parent first requested such registration in accordance with Section 3.1(a), (B) within a period of 180 days after the Closing Date or (C) while a registration statement relating to a Shelf Registration is effective under the Securities Act.

             (c) Registration Statement Form. The Company shall select the registration statement form for any registration pursuant to Section 3.1(a); provided that the prospectus included in the registration statement for an Underwritten Registration shall include such information required by Form S-1 (or any successor form) as the managing underwriters may reasonably request.

             (d) Expenses. The Company will pay all Registration Expenses in connection with registrations pursuant to Section 3.1(a).

             (e) Effective Registration Statement. A registration requested pursuant to Section 3.1(a) will not be deemed to have been effected:

             (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement or (B) 18 months after the effective date of such registration statement, in the case of a Shelf Registration and 90 days after the effective date of such registration statement, in the case of Underwritten Registrations (in either case, as such periods may be extended pursuant to the terms of this Agreement); provided, that if the failure of any such registration statement to become or remain effective in compliance with this Section 3.1(e)(i) is due solely to the failure of a member of the Parent Group to comply with its obligations under this Agreement or any applicable underwriting agreement, such registration requested pursuant to Section 3.1(a) will be deemed to have been effected;

             (ii) if after it has become effective, the registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or authority and does not thereafter become effective and remain effective for an aggregate period equal to the period specified in clause (i); or

             (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of a member of the Parent Group to comply with its obligations hereunder or under any applicable underwriting agreement.

             (f) Underwritten Offering. The investment banker(s), underwriter(s) and manager(s) for Underwritten Registrations shall be selected by Parent; provided, however, that such investment banker(s), underwriter(s) and manager(s) shall be reasonably satisfactory to the Company.

             (g) Priority in Requested Registrations. If the managing underwriter in an Underwritten Registration advises the Company in writing that, in its opinion, the number of any securities proposed to be included in such registration for issuance and sale by the Company would be likely to have an adverse effect on the price, timing or distribution of the securities to be offered in such offering as contemplated by Parent (an "Adverse Effect"), then the Company shall include securities in such registration by Parent only to the extent that the managing underwriter believes that such Registrable Securities can be sold in such offering without having an Adverse Effect. No securities held by any other stockholder shall be included in any Underwritten Registration. If the managing underwriter of an Underwritten Registration shall advise Parent that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to Parent, then Parent shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.

             (h) Postponements in Requested Registrations. (i) If, upon receipt of a registration request pursuant to Section 3.1(a), the Company is advised in writing by a nationally recognized investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would materially and adversely affect any public offering of securities of the Company by the Company (other than in connection with employee benefit and similar plans) (a "Company Offering") with respect to which the Company has commenced preparation of a registration statement prior to the receipt of a registration request pursuant to Section 3.1(a) and the Company furnishes Parent with a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to such effect (the "Transaction Delay Notice") promptly after such request, the Company shall not be required to effect a registration pursuant to
Section 3.1(a) until the earliest of (A) 60 days after the completion of such Company Offering, (B) promptly after the abandonment of such Company Offering or
(C) 180 days after the date of the Transaction Delay Notice; provided, however, that in any event the Company shall not be required to effect any registration prior to the termination, waiver or reduction of any "blackout" or "holdback" period required by Section 2.2(d) or 4.5, if any, in connection with any Company Offering.

             (ii) If upon receipt of a registration request pursuant to Section 3.1(a) or while a registration request pursuant to Section 3.1(a) is pending, the Company determines in its reasonable judgment after consultation with its securities counsel that the filing of a registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides Parent written notice thereof promptly after the Company makes such determination, which shall be made promptly after the receipt of any request, the Company shall not be required to comply with its obligations under Section 3.1(a) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 120 days after the Parent's receipt of such notice.

             (iii) At any time when a registration statement effected pursuant to Section 3.1(a) relating to a Shelf Registration is effective and a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4.1(a), that the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, then, to the extent that the amendment or supplement to such prospectus necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides Parent written notice thereof promptly after the Company makes such determination, Parent shall, and shall cause each other member of the Parent Group to, suspend sales of Registrable Securities pursuant to such registration statement and the Company shall not be required to comply with its obligations under Section 4.1(f) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 120 days after Parent's receipt of such written notice. If the disposition of Registrable Securities by any member of the Parent Group in an Underwritten Registration is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement relating to such Underwritten Registration to permit dispositions of Registrable Securities by the applicable members of the Parent Group for an aggregate of at least 60 days, such registration statement shall not be counted for purposes of determining the number of registrations permitted under Section 3.1(b).

             (iv) Notwithstanding the provisions of Section 3.1(b)(ii)(A) and this Section 3.1(h), the Company may not defer the filing of, or suspend the use of, any registration statement contemplated by Section 3.1 for more than 120 days (whether or not consecutive) in any 365-day period (except as explicitly contemplated by clauses (B) and (C) of Section 3.1(b)(ii)).

             SECTION 3.2. Incidental Registrations. (a) If the Company, at any time after the Closing, proposes to register Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act and all of the members of the Parent Group, in the aggregate, hold in excess of 1.5 million shares of Retained Stock, it will, at each such time, give prompt written notice to Parent of its intention to do so and of Parent's rights under this Agreement. Upon the written request of Parent made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Parent Group), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Parent; provided, that
(i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to Parent and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, if Parent requests to be included in the Company's registration the applicable members of the Parent Group must sell their Registrable Securities to the underwriters selected by the Company (if they sell such securities pursuant to such registration statement) on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section involves an underwritten public offering, Parent may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such securities in connection with such registration. The registrations provided for in this Section 3.2 are in addition to, and not in lieu of, registrations made upon the request of Parent in accordance with Section 3.1.

             (b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 3.2(a).

             (c) Priority in Incidental Registrations. If a registration pursuant to Section 3.2(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration by the Parent Group would be likely to have an Adverse Effect (other than with respect to the Registrable Securities), then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell and
(b) second, to the extent of the amount of Registrable Securities requested to be included in such registration, the amount thereof that, in the opinion of such managing underwriter, can be sold without having the Adverse Effect referred to above.

                                   ARTICLE IV

                             REGISTRATION PROCEDURES

             SECTION 4.1. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

             (a) prepare and, in any event within 45 days after a request for registration is given to the Company file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable and in any event within 90 days of the initial filing; provided, that before filing a registration statement, or any amendments or supplements thereto in accordance with Section 4.1(b), the Company will furnish to one counsel selected by the sellers of a majority of the Registrable Securities covered by such registration statement to represent all sellers of Registrable Securities covered by such registration statement, copies of all documents proposed to be filed, which documents will be subject to the review and comment of such counsel;

             (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 18 months in the case of a Shelf Registration and 90 days in the case of any other registration (in either case, as such periods may be extended pursuant to the terms of this Agreement), and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

             (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

             (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

             (e) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities; provided that any such registration or approval required solely because of the regulatory status of any member of the Parent Group shall be at Parent's expense;

             (f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller (except to the extent otherwise permitted by the terms of this Agreement), prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the sellers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

             (g) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification and contribution provisions in favor of underwriters and other Persons in addition to, or in substitution for the provisions of Section 4.4, perform its obligations thereunder and use its reasonable best efforts to cause the conditions to the underwriters' obligations thereunder to be satisfied;

             (h) use its reasonable best efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants and legal opinions from its counsel in customary form and covering matters of the type customarily covered by "cold comfort" letters and legal opinions as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

             (i) notify the sellers of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

             (j) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

             (k) cooperate with the sellers of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such sellers may request;

             (l) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with any securities exchange and/or the NASDAQ;

             (m) make available for inspection by representatives of the sellers of Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such sellers or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested in accordance with customary practice by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this clause (m) entering into customary confidentiality agreements in a form reasonably acceptable to the Company); and

             (n) make available the senior executive officers of the Company to participate in customary "road show" presentations that may be reasonably requested by the managing underwriter in any Underwritten Offering; provided that the participation of such senior executive officers shall not unreasonably interfere with the Company's business.

             SECTION 4.2. Information Supplied. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

             SECTION 4.3. Restrictions on Disposition. Parent agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f), Parent shall, and shall cause each other member of the Parent Group to, forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Parent's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f), and, if so directed by the Company, Parent shall, and shall cause each other member of the Parent Group to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in Parent's or such other member's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.1(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) or, if the managing underwriter of an Underwritten Offering reasonably concludes that it would be impractical to complete such offering as a result of the occurrence of such event, such registration may be abandoned and deemed not to have been effected or requested.

             SECTION 4.4. Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Article III, the Company shall, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by Law, the seller of any Registrable Securities covered by such registration statement, each Affiliate of such seller and their respective directors, officers, employees and stockholders or members or general and limited partners (and any director, officer, Affiliate, employee, stockholder and controlling Person of any of the foregoing), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act or the Exchange Act, common Law or otherwise, insofar as such Claims or expenses arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such Claim or expense arises out of, relates to or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with information furnished by any Indemnified Party to the Company in writing expressly for use therein; and, provided, further, that the Company will not be liable to any Indemnified Party (or any Person controlling such Indemnified Party) who is obligated to deliver a prospectus in transactions in a security as to which a registration statement has been filed pursuant to the Securities Act and from whom the Person asserting any such Claims purchased any of the Registrable Securities to the extent that it is finally judicially determined by a court of competent jurisdiction from which an appeal cannot be taken that such Claims resulted solely from the fact that such party sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the registration statement or the prospectus, as amended or supplemented, and (A) the Company shall have previously and timely furnished sufficient copies of the registration statement or prospectus, as so amended or supplemented, to such party in accordance with this Agreement and (B) the registration statement or prospectus, as so amended or supplemented, corrected such untrue statement or omission of a material fact. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the transfer of securities by any seller.

             (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 3.1 or 3.2 that it shall have received an undertaking reasonably satisfactory to it from Parent and other applicable members of the Parent Group to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.4(a)) the Company or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by any Indemnified Party to the Company in writing expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the transfer of securities by any seller.

             (c) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 3.1 or 3.2, that any underwriter participating in any disposition to be effected pursuant to any such registration statement shall have entered into agreements including customary indemnification and contribution provisions in favor of the Company.

             (d) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 4.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, unless in such indemnified party's reasonable judgment (after consultation with legal counsel) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding or the indemnified party has one or more potential defenses not available to the indemnifying party (in either case, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the indemnifying party shall pay the reasonable expenses of counsel for the indemnified party in connection with such defense), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that, in the event, however, that the indemnifying party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the indemnified party, in either case within a 30-day period, or if the indemnifying party is not vigorously defending such action or proceeding, then such indemnified party may employ counsel to represent or defend it in any such action or proceeding and the indemnifying party shall pay the reasonable fees and disbursements of such counsel or other representative as incurred; provided, however, that the indemnifying party shall not be required to pay the fees and disbursements of more than one counsel for all indemnified parties (any one additional counsel for underwriters) in any single jurisdiction in any single action or proceeding. No indemnifying party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such indemnified party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such indemnified party and does not otherwise adversely affect such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder. No indemnified party will settle any such action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld).

             (e) (i) If the indemnification provided for in this Section 4.4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party under this Section 4.4(e) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding.

             (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4(e)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

             (f) Indemnification similar to that specified in this Section 4.4 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Law or with any governmental authority other than as required by the Securities Act.

             (g) The obligations of the parties under this Section 4.4 shall be in addition to any liability which any party may otherwise have to any other party.

             SECTION 4.5. Holdback Agreement. If any registration under Article III shall be in connection with an underwritten public offering, Company and Parent shall not, and Parent shall cause each other member of the Parent Group not to, effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Securities of the Company (other than as part of such underwritten public offering), within seven days before, or 90 days (or such lesser period as the managing underwriters may permit) after, the effective date of any such registration pursuant to Article III (except as part of any such registration or sale).

                                   ARTICLE V

                                  MISCELLANEOUS

             SECTION 5.1. Termination. This Agreement shall terminate on December 31, 2000 unless it shall have become effective prior to that date pursuant to Section 5.10. Following the Closing (if any), this Agreement shall terminate at the earlier of (a) eight years from the date of the Closing and (b) the later of (i) such time as Parent is no longer entitled to a Parent Representative pursuant to the terms of Section 2.1(a) or (ii) such time as all of the members of the Parent Group, in the aggregate, hold less than 1.5 million shares of Retained Stock. No such termination shall relieve either party from any liability for the breach of any of the agreements set forth in this Agreement.

             SECTION 5.2. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party hereto unless such modification, amendment or waiver is approved in writing by such party. The failure of a party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

             SECTION 5.3. Successors, Assigns and Third Party Beneficiaries; No Assignment. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either party without the prior written consent of the other party.

             SECTION 5.4. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

             (i) to the Company at:

                           Express Scripts, Inc.
                           13900 Riverport Drive
                           St. Louis, MO 63043
                           Attention: President
                           Fax No.:  314-770-1581

                           With a copy to:

                           Express Scripts, Inc.
                           13900 Riverport Drive
                           St. Louis, MO 63043
                           Attention: General Counsel
                           Fax No.:  314-702-7120;

              (ii)         to Parent at:

                           New York Life Insurance Company
                           51 Madison Avenue
                           New York, NY 10010
                           Attention:  President
                           Fax No:  212-576-4545

                           With a copy to:

                           New York Life Insurance Company
                           51 Madison Avenue
                           New York, NY 10010
                           Attention:  General Counsel
                           Fax No:  212-576-6886; or

             (iii) to such other address for either party as it may specify by like notice.

             SECTION 5.5. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

             SECTION 5.6. Entire Agreement. This document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

             SECTION 5.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to a party, upon any breach, default or noncompliance by the other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of a party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to a party, shall be cumulative and not alternative.

             SECTION 5.8. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by the Laws of the State of New York. Any suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority in a court of competent jurisdiction in the State of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

             SECTION 5.9. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             SECTION 5.10. Effective Date. This Agreement shall automatically become effective as of the Closing without any further action by either party hereto.

             SECTION 5.11. Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

             SECTION 5.12. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

             SECTION 5.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

             IN WITNESS WHEREOF, the parties hereto have executed this STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


                                      EXPRESS SCRIPTS, INC.


                                      By: /s/ Barrett Toan
                                          -------------------------------
                                          Name:  Barrett Toan
                                          Title: President


                                      NEW YORK LIFE INSURANCE COMPANY


                                      By: /s/ Howard Atkins
                                          ------------------------------
                                          Name:  Howard Atkins
                                          Title: Executive Vice President and
                                                   Chief Financial Officer